EXHIBIT E

                                    GUARANTY


         THIS GUARANTY IS PROVIDED AS OF THIS 10 DAY OF January by Thomas Van Wagoner Guarantor and Merchants Centre LLC Landlord.

                                    GUARANTY

         THIS GUARANTY is entered into on the basis of the following facts, Understanding and intentions of the parties:


         Signature Marketing Assoc. ("Tenant") has agreed to lease certain space from Landlord pursuant to the terms of that certain lease (the "Lease") dated January 6, 2000.

         As a condition to its agreement to enter into the Lease, Landlord has required that Guarantor execute this Guaranty guaranteeing performance by Tenant of all the covenants and obligations of the Lease.

         NOW, THEREFORE, in order to induce the Landlord to enter into the Lease, Guarantor agrees as follows:

         Guarantor unconditionally guarantees the timely performance of each and every covenant and obligation on the part of Tenant to be performed pursuant to the terms of the Lease in accordance with the terms of and at the times and places therein specified. Said obligations of Tenant are hereinafter called the "Lease Obligations".

         1. The obligation of the Guarantor hereunder are independent of Tenant. A separate action or actions may be brought against Guarantor hereon whether or not action is brought against Tenant or Tenant be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its ability hereunder or the enforcement thereof.

         2. Guarantor authorizes Landlord, without notice or demand and without affecting its liability hereunder, from time to time to: a. amend, modify, accelerate or defer the time for performance of the Lease Obligations. Any increase or decrease of the rental rate shall be in accordance with the terms of the lease. b. take and hold security for the performance of the Lease Obligations and exchange, enforce, waive or release any such security: and apply such security in whole or in part and direct the order or manner of sale thereof as Landlord may determine its sole discretion.

         Guarantor waives any defenses that may become available by reason of Civil Code sections 2787 to 2855, inclusive, including any right to require Landlord to: proceed against tenant; proceed against or exhaust any security held from Tenant; or pursue any other remedy in Landlord's power whatsoever.

         Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the bankruptcy, insolvency, reorganization or other debtor's relief afforded to Tenant pursuant to the present or any future provisions of the national bankruptcy Act or any other state or federal statute, or by reason of the liability of Tenant, other than full performance and discharge of the Lease Obligations.

         Until the Lease Obligations have been performed in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Landlord now has or may hereafter have against tenant and waives the benefit of and any right to participate in any security now or hereafter held by Landlord from tenant except to the extent such security remains after performance in full of the Lease Obligations.

         Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurring of all or any part of the Lease Obligations now existing or hereafter arising. Guarantor acknowledges that it has access to and knowledge of all information relevant to the financial condition of

         Tenant and waives any right to notice of Tenant's condition or the condition of the Lease from Landlord except in those instances and with respect to those specific matters where such notice is specifically requested.

         Guarantor warrants that:

                  All financial reports and statements of Guarantor heretofore furnished to Landlord are correct and accurate and reflect the true financial condition of Guarantor as of date of said reports and statements and there has been no material adverse change since said date or dates. Guarantor has title to all assets referred to in such reports or statements.

                  There are no actions, suits or proceedings pending, or so far as Guarantor is advised, threatened against Guarantor which might result in any material adverse change I the financial condition of Guarantor; and

                  Neither (i) execution or delivery of this Guaranty, nor (ii) compliance with the terms hereof will conflict with or result in the breach of any law of statute or will constitute a breach of default under any law or statute or will constitute a breach or default under any agreement or instrument to which Guarantor may be a party or result in the creation or imposition of any change or lien upon any property or assets of Guarantor.

         Until performance of the Lease Obligations in full:

                  Guarantor shall not permit, cause or suffer the occurrence of any condition, event or act which would conflict with or constitute a break of or a default under, or which with the passage of time or the giving of notice or both would result in a conflict with or breach of or default under any agreement or indenture to which Guarantor is a party, or any law, statute or regulation applicable to Guarantor; and

                  Upon request by Landlord, Guarantor shall promptly advise Landlord in writing of:

                           (1) All actions, suits or proceedings pending or to its knowledge threatened at law or before any federal, state municipal or other court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, involving the possibility of judgements, penalties or liabilities against Guarantor which might in the aggregate exceed $10,000 + legal fees and which are not adequately covered by insurance; and

                           (2) Any material adverse change in the business of financial condition of Guarantor.

                  Landlord may without notice assign this Guaranty or its interest hereunder in whole or in part.

                           This Guaranty shall be enforceable by Landlord in accordance with the laws of the State of California and shall be construed in accordance therewith. Guarantor appoints Tenant as its agent for service of process in any action or proceeding to enforce the provisions hereof. Concurrently with service of any postage prepaid, to Guarantor at
                           -----------------------.

                           Guarantor agrees to pay reasonable attorney's fees and all other costs and expenses which may be incurred by Landlord in the enforcement of this Guaranty or of any rights of Landlord against Tenant for the breach of the Lease Obligations.

                  No failure on the part of Landlord to pursue ant remedy hereunder or under the Lease shall constitute a waiver by Landlord f the right to pursue said remedy on the basis of the same or a subsequent breach. Guarantor acknowledges that its undertakings hereunder are given in consideration of Landlord's acceptance of the Lease and Landlord's execution thereof and that Landlord would not consummate the Lease were it not for the execution and delivery of this Guaranty.

         Landlord and Lessor are interchangeable, as well as Tenant and Lessee.

         IN WITNESS WHEREOF, the undersigned has executed this Guaranty the day and year first above written.

                                                  "Guarantor"
                                                  Thomas Van Wagoner